                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report (earliest event reported): December 8, 1998





                          Rocky Mountain Internet, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                    001-12063               84-1322326
-------------------------------------------------------------------------------
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)



   1099 Eighteenth Street, 30th Floor, Denver, Colorado          80202
-------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:         (303) 672-0700
                                                     --------------------------


-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On December 22, 1998, Rocky Mountain Internet, Inc. (the "Company") filed its Current Report on Form 8-K (the "DataXchange Initial Report") dated December 8, 1998 (the date the event requiring the filing of the DataXchange Initial Report) describing the acquisition by the Company of substantially all of the assets of DataXchange Network, Inc. ("DataXchange"). This Current Report on Form 8-K/A (the "Form 8-K/A") amends the DataXchange Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information required pursuant to Item 7.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

       (a)    DATAXCHANGE NETWORK, INC.--FINANCIAL STATEMENTS:

              AUDITED FINANCIAL STATEMENTS:
              Independent Auditors' Report--Aidman, Piser &
                       Company, P.A.
              Balance Sheets as of July 31, 1998 and 1997 and October
                       31, 1998 (unaudited)
              Statements of Operations for the Years Ended July 31,
                       1998, 1997, and 1996 and for the Three Months Ended October 31, 1998 and 1997 (unaudited)
              Statements of Stockholders' Equity for the Years Ended
                       July 31, 1998, 1997, 1996 and for the Three Months Ended October 31, 1998 (unaudited)
              Statements of Cash Flows for the Years Ended July 31,
                       1998, 1997, 1996 and for the Three Months Ended October 31, 1998 and 1997 (unaudited)
              Notes to Financial Statements


       (b)    PRO FORMA FINANCIAL INFORMATION.

              The following pro forma financial information is filed as part of this Report:

                       Pro Forma Condensed Combined Balance Sheet as of
                             September 30, 1998

                       Pro Forma Condensed Combined Statement of Operations for
                             the Nine Months Ended September 30, 1998

       (c)    EXHIBITS
                                   Filed With DataXchange Initial Report

                          INDEX TO FINANCIAL STATEMENTS

DATAXCHANGE NETWORK, INC. - FINANCIAL STATEMENTS:

AUDITED FINANCIAL STATEMENTS:
Independent Auditors' Report--Aidman, Piser &  Company, P.A. ..........................F-2

Balance Sheets as of July 31, 1998 and 1997 and October 31, 1998 (unaudited) ..........F-3

Statements of Operations for the Years Ended July 31, 1998, 1997, and 1996 and
         for the Three Months Ended  October 31, 1998 and 1997 (unaudited).............F-4

Statements of Stockholders' Equity for the Years Ended  July 31, 1998, 1997,
         1996 and for the Three Months Ended October 31, 1998 (unaudited)..............F-5

Statements of Cash Flows for the Years Ended July 31, 1998, 1997, 1996
         and for the Three Months Ended October 31, 1998 and 1997 (unaudited)..........F-6

Notes to Financial Statements..........................................................F-8


PRO FORMA FINANCIAL INFORMATION.

Pro Forma Condensed Combined Balance Sheet as of September 30, 1998...................F-17

Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1998.....................................................F-18

Pro Forma Condensed Combined Statement of Operations for the year ended
         December 31, 1997............................................................F-19

Notes to Pro Forma Condensed Combined Financial Data..................................F-20


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
DataXchange Network, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of DataXchange Network, Inc. (the "Company") as of July 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1998. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of the Company, as of July 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 1998 in conformity with generally accepted accounting principles.


                                      /s/ Aidman, Piser & Company, P.A.



September 30, 1998
Tampa, Florida

                            DATAXCHANGE NETWORK, INC.
                                 BALANCE SHEETS


                                     ASSETS

                                                                              July 31,               October 31,
                                                                   -----------------------------        1998
                                                                       1998             1997         (unaudited)
                                                                   -----------       -----------     -----------
Current assets:
   Cash and cash equivalents                                        $ 225,911         $ 177,971       $  48,341
   Receivables:
      Trade, less allowance for doubtful accounts
          (1998, $58,000; 1997, $35,000)                              152,678           183,031         303,776
      Other                                                             2,800             6,553           2,280
   Inventory                                                           39,954            58,122          41,250
   Contract bid deposits                                               63,327                ---             ---
   Prepaid expenses and other current assets                           30,995            28,272          28,995
                                                                   -----------       -----------     -----------
                    Total current assets                              515,665           453,949         424,642

Furniture and network equipment, net                                  171,165           271,439          145,459
Deposits                                                                6,109             7,680            6,109
                                                                   -----------       -----------     -----------
                                                                    $  692,939        $ 733,068       $  576,210
                                                                   -----------       -----------     -----------
                                                                   -----------       -----------     -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $ 253,472         $ 195,510       $  68,374
   Accrued expenses                                                    11,285             8,354          24,445
   Customer deposits                                                  192,432           152,540         202,239
   Note payable                                                           ---               ---         298,368
                                                                   -----------       -----------     -----------
                    Total current liabilities                         457,189           356,404         593,426
                                                                   -----------       -----------     -----------

Commitments and contingencies
   Stockholders; equity:
   Common stock; $.01 par value; 20,000,000 shares
          Authorized; shares issued and outstanding,
          1,228,464 (1998), 1,153,143 (1997)                           12,285            11,530          12,285
   Additional paid-in capital                                       1,917,715         1,273,470       1,917,715
   Stock subscriptions receivable                                     (40,000)          (40,000)        (40,000)
   Accumulated deficit                                             (1,654,250)         (868,336)     (1,907,216)
                                                                      235,750           376,664         (17,216)
                                                                   -----------       -----------     -----------
                                                                    $ 692,939         $ 733,068        $576,210
                                                                   -----------       -----------     -----------
                                                                   -----------       -----------     -----------

                       See Notes to Financial Statements

                            DATAXCHANGE NETWORK, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                    Three Months Ended
                                                         Years Ended July 31,                           October 31,
                                          -----------------------------------------------      ---------------------------
                                                                                                        (unaudited)
                                             1998               1997             1996             1998             1997
                                          -----------        -----------     ------------      ----------      -----------
Revenue:
   Internet access and services           $1,898,242         $1,568,339       $1,201,824       $ 641,538       $  474,193
   Equipment sales                           118,270            127,881          208,557          11,642           78,775
                                          -----------        -----------     ------------      ----------      -----------

                                           2,016,512          1,696,220        1,410,381         653,180          552,968

Cost of sales:
   Internet access and services            1,828,886          1,536,178          855,172         660,175          379,937
   Equipment sales                           120,477            139,936          130,135          10,864           37,864
                                          -----------        -----------     ------------      ----------      -----------
                                           1,949,363          1,676,114          985,307         671,039          417,801
                                          -----------        -----------     ------------      ----------      -----------
Gross profit                                  67,149             20,106          425,074         (17,859)         135,167

General and administrative expenses          750,720            663,375          440,347         208,237          181,542
Depreciation                                 107,481            158,829           79,944          26,870           26,870
                                          -----------        -----------     ------------      ----------      -----------

Loss from operations                        (791,052)          (802,098)         (95,217)       (252,966)         (73,245)

Interest income                                6,038             18,388           14,933             ---              ---
                                          -----------        -----------      ----------      -----------     ------------

Loss before income taxes                   (785,014)           (783,710)         (80,284)        (252,966)         (73,245)

Income tax expense                               900                900              800              ---              ---

Net loss                                  $  785,914         ($ 784,610)     ($  81,084)       ($ 252,966)      ($  73,245)
                                          -----------        -----------     ------------       ----------      -----------
                                          -----------        -----------     ------------       ----------      -----------

Net Loss Per common shares                ($     .67)        ($     .68)     ($      .07)       (     .21)      (      .06)
                                          -----------        -----------     ------------       ----------      -----------
                                          -----------        -----------     ------------       ----------      -----------


                       See notes to financial statements.

                            DATAXCHANGE NETWORK, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JULY 31, 1998, 1997, AND 1996

                                  Common Stock              Additional        Accumulated        Stock            Total
                                  ------------                Paid-in           Deficit       Subscription        -----
                              Shares          Amount          Capital         -----------     Receivable
                              ------          ------        ----------                        ------------
Balances,                        3,567       $     357       $  559,643      ($     2,642)      ($460,000)      $    97,358
August 1, 1995

Common stock                 1,066,433          10,343       (   10,343)              ---             ---              ---
  split (300:1)

Issuance of                     83,143             830          724,170               ---             ---          725,000
  common stock
  ($8.72 per share)

Collection of stock                ---             ---              ---               ---         420,000          420,000
  subscriptions
  receivable

Net loss                           ---             ---              ---       (    81,084)            ---       (   81,084)
                             ---------       ---------       ----------       ------------     -----------      -----------
Balances,                    1,153,143          11,530        1,273,470       (    83,726)       ( 40,000)       1,161,274
July 31, 1996

Net loss                           ---             ---              ---       (   784,610)            ---       (  784,610)
                             ---------       ---------       ----------       ------------     -----------      -----------

Balances,                    1,153,143          11,530        1,273,470       (   868,336)       ( 40,000)         376,664
July 31, 1997

Issuance of                     22,936             230          199,770               ---             ---          200,000
  common stock
  ($8.72 per share)

Issuance of                     30,000             300          224,700               ---             ---          225,000
  common stock
  ($7.50 per share)

Notes converted to              22,385             225          219,775               ---             ---          220,000
  common stock

Net loss                           ---             ---              ---       (   785,914)            ---       (  785,914)
                             ---------       ---------       ----------       ------------     -----------      -----------

Balances,                    1,228,464       $  12,285       $1,917,715       ($1,654,250)       ($40,000)      $  235,750
July 31, 1998

Net loss (unaudited)               ---             ---              ---          (252,966)            ---         (252,966)
                             ---------       ---------       ----------       ------------     -----------      -----------

Balances,                    1,228,464       $  12,285       $1,917,715       ($1,907,216)       ($40,000)        ($17,216)
October 31, 1998 (unaudited) ---------       ---------       ----------       ------------     -----------      -----------
                             ---------       ---------       ----------       ------------     -----------      -----------

                       See notes to financial statements.

                            DATAXCHANGE NETWORK, INC.
                             STATEMENTS OF CASH FLOW

                                                                                                   Three Months Ended
                                                       Years Ended July 31,                            October 31,
                                          ----------------------------------------------     ------------------------------
                                                                                                       (unaudited)
                                            1998              1997              1996             1998              1997
                                            ----              ----              ----             ----              ----
Cash flows from operating activities:
    Net Loss                              ($ 785,914)      ($ 784,610)       ($  81,084)      ($ 252,966)       ($  73,245)
    Adjustments to reconcile net
loss
    to net cash provided by ]
    operating activities:
        Depreciation                         107,481          158,829            79,944           26,870            26,870
        Increase (decrease) in cash
        due to changes in:
            Accounts receivable               34,106       (   65,169)       (   31,557)      (  150,578)       (   70,260)
            Inventory                         18,168       (   20,418)       (   37,704)      (    1,296)           10,000
            Prepaid expenses and          (   66,050)      (   11,610)       (   16,662)           2,000            12,678
            other current assets
            Deposits                           1,571       (    6,180)       (    1,500)          63,327            ---
            Accounts Payable                  57,961          129,863            47,435          113,270            ---
            Accrued Expenses                   2,932            4,942        (   14,099)          13,160            19,003
            Customer Deposits                 39,892           27,736            65,299            9,807               498
                                           ---------        ---------         ---------          -------         ---------
    Net cash provided by (used in)        (  589,853)      (  566,617)           10,072         (176,406)       (   74,456)
    operating activities                                                      ---------                          ---------

Cash flows from investing activities:
    Acquisition of furniture and          (    7,207)      (   58,008)       (  407,312)      (    1,164)       (    2,790)
    equipment                              ---------        ---------         ---------        ---------         ---------


Net cash used in investing                (    7,207)      (   58,008)       (  407,312)      (    1,164)       (    2,790)
activities                                 ---------        ---------         ---------        ---------         ---------

Cash flows from financing activities:
    Proceeds from sale of common             425,000           ---            1,145,000           ---               ---
    stock and collection of stock
    subscriptions receivable

Proceeds from issuance of                    220,000           ---               ---              ---               ---
convertible notes                          ---------        ---------         ---------        ---------         ---------

Net cash provided by financing               645,000           ---            1,145,000           ---               ---
activities                                 ---------        ---------         ---------        ---------         ---------

Net change in cash                            47,940       (  624,625)          747,760       (  177,570)       (   77,246)
Cash at beginning of year                    177,971          802,596            54,836          225.911           177,971
                                           ---------        ---------         ---------        ---------         ---------

Cash at end of year                        $ 225,911        $ 177,971         $ 802,596        $  48,341         $ 100,725
                                           ---------        ---------         ---------        ---------         ---------
                                           ---------        ---------         ---------        ---------         ---------

                                  (Continued)

                            DATAXCHANGE NETWORK, INC.
                             STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JULY 31, 1998, 1997, AND 1996


                 SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION


Income taxes paid were $900, $900 and $800 for the years ended July 31, 1998, 1997 and 1996, respectively.

Interest paid was $5,950 during the year ended July 31, 1998.

Non-cash financing activities:

During the year ended July 31, 1998, $220,000 of convertible notes were converted to common stock at a conversion rate of approximately $10 per share.


                      See notes to financial statements.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


1.     NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       NATURE OF BUSINESS:

       DataXchange Network, Inc. (the "Company") is a national provider of internet access services to approximately 200 local or regional Internet Service Providers (ISP's). The Company also directly provides internet access to approximately 75 corporations. The Company facilitates access to the Internet by means of a telecommunications network comprised of a backbone of leased, high-speed dedicated phone lines, computer hardware and software, and local access points known as points of presence in approximately 325 locations. The Company's high speed, digital telecommunications network provides subscribers with direct access to the full range of internet applications and resources.

       CASH EQUIVALENTS:

       The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At July 31, 1998 and 1997, cash equivalents consisted principally of money market accounts.

       INVENTORY:

       Inventory consists primarily of purchased computer network equipment and is stated at the lower of cost or market. Cost is determined generally on a first-in, first-out basis.

       FURNITURE AND EQUIPMENT:

       Furniture and equipment are stated at cost. Depreciation is provided on accelerated methods over the estimated useful lives of the related assets.

       ADVERTISING COST:

       The Company charges the costs of advertising to operations as such costs are incurred. Advertising expense was approximately $13,000, $32,000 and $8,000 for the years ending July 31, 1998, 1997 and 1996.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


1.     NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CONTINUED):

       INCOME TAXES:

       Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that deferred tax assets will not be recognized.

       DEPENDENCE ON SUPPLIERS:

       The Company depends upon third-party suppliers for access to the internet through leased telecommunication lines. Although this access is available from several alternate suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. The Company is also dependent upon the regional phone companies to provide installations or circuits and to maintain those circuits.

       REVENUE RECOGNITION:

       The Company charges customers monthly access fees to the internet and recognizes the revenue in the month the access is provided. Revenue for other services provided, including installation fees or equipment sales, is recognized as the service is performed or the equipment is delivered to the customer.

       COST OF SALES:

       Included in cost of sales for internet access and services is principally the cost of high speed data circuits and telephone lines that allow customers access to the Company's service.

       NEW ACCOUNTING PRONOUNCEMENTS:

       In 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Both of these standards will be effective for the Company's 1999 fiscal year. Future adoption of these new accounting standards are not expected to have a significant effect on the Company's financial position or results of operations.

                          DATAXCHANGE NETWORK, INC.
                        NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


1.     NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (CONTINUED):

       USE OF ESTIMATES:

       The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

       Net loss per share:

       Basic net loss per common share has been determined by dividing net loss by the weighted average number of shares outstanding during each period. Diluted net loss per common share is the same as basic net loss per common share.

       UNAUDITED INTERIM FINANCIAL STATEMENTS:

       The unaudited balance sheet as of October 31, 1998 and the unaudited statements of operations, stockholders' equity and cash flows and footnote disclosures for the three months ended October 31, 1998 and 1997 ("interim financial information") have been prepared by the Company, and are unaudited. In the opinion of the Company, the interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results of interim periods.

       The interim financial information should be read in conjunction with the Company's July 31, 1998, 1997 and 1996 audited financial statements appearing herein. The results of operations for the periods ended October 31, 1998 and 1997 may not be indicative of the operating results for the full year.

2.     LIQUIDITY AND CAPITAL RESOURCES:

       Since the Company's inception in 1994, the Company has incurred significant operating losses that have been funded by proceeds from the sale of common stock. The Company's continuation as a going concern is dependent upon additional capital infusions until such time as the Company achieves revenue levels sufficient to cover its costs, including increased working capital and infrastructure requirements that may result from any increase in business volume.

       The Company's current net cash loss approximates $50,000 per month (unaudited). It is the management's intention to fund operations through additional equity and/or debt offerings.

       Insofar as those efforts are insufficient, the Company's two principal stockholders have agreed to provide funding sufficient to support the Company's operations through at least December 31, 1999 unless the Company is sold, in which case the shareholder funding commitment would terminate.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


3.     FINANCIAL INSTRUMENTS:

       FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The carrying values of cash and cash equivalents, accounts receivable, customer deposits and accounts payable approximated fair value due to the short-term maturates of these instruments.

       CONCENTRATION OF CREDIT RISK:

       Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable and are limited due to the large numbers of customers comprising the Company's customer base, which is dispersed across the United States. The Company controls credit risk associated with its receivables through credit checks and approvals, and monitoring procedures. Generally, the Company requires deposits equal to one month's recurring charges from its customers.

       The Company maintains its cash and cash equivalents with high quality, credit worthy financial institutions. The Company has not experienced any losses on its cash or cash equivalents. Approximately $117,000 of the Company's $225,911 cash and cash equivalents balance at July 31, 1998 is insured.

4.     FURNITURE AND EQUIPMENT:

       Furniture and equipment consists of the following:

                                                           July 31,
                                                ------------------------------
                                                     1998              1997
                                                ------------      ------------
       Computer equipment                       $    501,059      $    493,853
       Furniture and fixtures                         27,583            27,582
                                                ------------      ------------
                                                     528,642           521,435
       Less accumulated depreciation                 357,477           249,996
                                                ------------      ------------
                                                $    171,165      $    271,439
                                                ------------      ------------
                                                ------------      ------------

5.     NOTE PAYABLE:

       The note payable at October 31, 1998 is due to a significant supplier, bears interest at 16%, and is payable in full on December 1, 1998.

6.     STOCKHOLDERS' EQUITY:

       During July 1994, the founding stockholders executed common stock subscription agreements for an aggregate of 3,566.67 shares at subscription prices of from $150 to $300 per share. Collection of those subscriptions receivable have occurred as the Company required cash to fund operations.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


6.     STOCKHOLDERS' EQUITY (CONTINUED):

       During 1996, the company effected a 300 for 1 common stock split for all issued and outstanding shares, including those still subject to subscriptions receivable agreements. Accordingly, the subscription receivable price per share was similarly reduced to $.50 to $`1.00 per share.

       During 1996 and 1998, the Company completed a private placement of 106,079 shares of common stock at $8.72 per share which generated net proceeds of $925,000 to the Company.

       During 1998, the Company completed a private placement of 30,000 shares of common stock at $7.50 per share which generated net proceeds of $225,000 to the Company.

       During the year ended July 31, 1998, the Company issued $220,000 unsecured notes payable to certain shareholders bearing interest at 7% that were convertible into approximately 22,000 shares of common stock. Interest was payable quarterly. All of these notes were subsequently converted to common stock during 1998. Interest expense associated with these converted notes was $5,950 during the year ended July 31, 1998.

7.     INCOME TAXES:

       Income tax expense consists of the following

                                                                        Year Ended July 31,
                                                          -----------------------------------------------
                                                               1998             1997            1996
                                                               ----             ----            ----
       Current:
          Federal                                           $   --           $   --            $   --
          State                                             (     900)       (     900)        (     800)
                                                             --------         --------          --------
                                                            (     900)       (     900)        (     800)
                                                             --------         --------          --------
       Deferred:
         Tax benefits of net operating loss
           carryforward                                       286,000          291,000            21,000
         Allowance for doubtful accounts                        9,000            3,000             9,000
         Change in valuation allowance                      ( 295,000)       ( 294,000)        (  30,000)
                                                             --------         --------          --------

                                                                --               --                --
                                                            ---------        ---------         ---------

                                                            ($    900)       ($    900)        ($    800)
                                                            ---------        ---------         ---------
                                                            ---------        ---------         ---------

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)

7.     INCOME TAXES (CONTINUED):

       The difference between income tax expense as provided in the financial statements and that as determined by applying the statutory tax rate to pre-tax accounting income is as follows:

                                                                        Year Ended July 31,
                                                          -----------------------------------------------
                                                               1998             1997            1996
                                                               ----             ----            ----
       Benefit at federal statutory rate                          34%              34%               34%
       State income tax benefit, net                               3                3                 2
       Deferred tax asset valuation allowance             (       37)      (       37)       (       37)
                                                           ---------        ---------         ---------

                                                          (       --%)     (       --%)      (        1%)
                                                          ------------     ------------      ------------
                                                          ------------     ------------      ------------

       Deferred tax assets at July 31, 1998 and 1997 consist of the following:

                                                              July 31,
                                                      -----------------------
                                                        1998          1997
                                                      --------      ---------
       Tax benefits of net operating                  $598,000      $ 312,000
            loss carryforward
       Allowance for doubtful accounts                  22,000         13,000
                                                      --------      ---------
                                                      $620,000      $ 325,000
       Less valuation allowance                       (620,000)     ( 325,000)
                                                      --------      ---------
                                                      $   --        $    --
                                                      --------      ---------
                                                      --------      ---------

       At July 31, 1998, the Company had a net operating loss carryforward for tax purposes of approximately $1,650,000 (expiring from 2009 through 2013) available to offset future taxable income.

8.     COMMITMENTS AND CONTINGENCY:

       LEASE ARRANGEMENTS:

       The Company leases office space under non-concelable operating leases. Future minimum lease payments required under these agreements with remaining terms in excess of one year as of July 31, 1998 are as follows:

       Year ending July 31,
       --------------------
                   1999                                             $   10,833
                   2000                                                  3,667
                                                                    ----------
                                                                    $   14,500
                                                                    ----------
                                                                    ----------

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996
            THREE MONTHS ENDED OCTOBER 31, 1998 AND 1997 (UNAUDITED)


8.     COMMITMENTS AND CONTINGENCY (CONTINUED):

       LEASING ARRANGEMENTS (CONTINUED):

       Total rent expense from all operating leases was approximately $46,000, $37,000 and $11,000 during the years ending July 31, 1998, 1997 and 1996, respectively.

       CONTINGENT LIABILITY:

       The Company has an unresolved dispute with a vendor who claims the Company owes them approximately $51,000 more than the Company believes is the case. Management does not believe that the resolution of this dispute will have a material impact on the Company's financial position or results of operations. None of the disputed amount has been recorded in the accompanying financial statements.

                            DATAXCHANGE NETWORK, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996


                                           Balance at       Charged                          Balance
                                           beginning       to cost or       Deductions       at end of
                                           of period        expense         (describe)        period
                                           ---------        -------         ----------        ------
       Year ended July 31, 1998
         Allowance for doubtful
           accounts                       $    35,000     $  50,500(1)      ($ 27,500)       $ 58,000
                                          -----------     ------------      ----------       --------
                                          -----------     ------------      ----------       --------

       Year ended July 31, 1997
         Allowance for doubtful
            accounts                      $    28,000     $  33,900(1)      ($ 26,900)       $ 35,000
                                          -----------     ------------      ----------       --------
                                          -----------     ------------      ----------       --------
       Year ended July 31, 1996
         Allowance for doubtful
            accounts                      $     4,000     $  46,800(1)      ($ 22,800)       $ 28,000
                                          -----------     ------------      ----------       --------
                                          -----------     ------------      ----------       --------




       (1)  Bad Debt write-offs

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company and DataXchange and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The pro forma financial data give effect to the proposed acquisition of DataXchange.

    The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

    The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition as if it had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for the Company and historical statement of operations for the year ended January 31, 1998 of DataXchange.

    The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1998 gives effect to the acquisition as if it had been consummated at January 1, 1998. This pro forma statement of operations combines the historical operations for the Company and DataXchange for the nine month period ended September 30, 1998 and for DataXchange for the nine month period ended October 31, 1998.

    The unaudited pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company and the historical balance sheet at October 31, 1998 for DataXchange.


    The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                   Pro Forma Condensed Combined Balance Sheet
                            As of September 30, 1998

                                                       Historical                                Pro Forma
                                                       ----------                                ---------
                                   Rocky              DataXchange        Subtotal      Pro Forma                Pro Forma
                                   Mountain           Network, Inc.                    Adjustments(B)           Combined
                                   Internet, Inc.

                                                 (Dollars in Thousands)
                                                         Assets
Current Assets:
   Cash and cash equivalents               $   731              48         $   779                                 $   779
   Trade receivables                           880             304           1,184                                   1,184
   Inventory                                    57              41              98                                      98
   Other                                       174              32             206                                     206
                                          ---------        --------        --------                                --------
   Total Current Assets                    $ 1,842             425         $ 2,267                                 $ 2,267

Property and Equipment, net                $ 3,020             145         $ 3,165                                 $ 3,165
Good will, net                               4,450                           4,450          5,019 (1)              $ 9,469
Customer lists, net                            384                             384                                     384
Other assets, net                              257               6             263                                     263
                                          ---------        --------        --------       --------                 --------
        Total Assets                       $ 9,953            $576         $10,529          5,019                  $15,548
                                          ---------        --------        --------       --------                 --------
                                          ---------        --------        --------       --------                 --------

                                         Liabilities and Stockholders' Equity

Current Liabilities:
   Current maturities of long term         $   715          $  298         $ 1,013                                 $ 1,013
      debt and Capital lease
      obligations
   Accounts payable and                      4,242              93           4,335                                   4,335
      Accrued   expenses
   Notes payable                               400                             400                                     400
   Unearned income and deposits                289             202             491                                     491
                                          ---------        --------        --------                                --------
   Total Current Liabilities               $ 5,646             593         $ 6,239                                 $ 6,239
                                          ---------        --------        --------                                --------
Long-term debt and capital                 $   654         $    ---        $   654                                 $   654
      Lease obligations                   ---------        --------        --------                                --------

Stockholders' Equity
   Common Stock and Additional             $17,811         $ 1,890         $19,701        $(1,890)(2)              $22,813
      paid in capital                                                                       5,002 (1)
   Accumulated deficit                     (14,075)         (1,907)        (15,982)         1,907 (2)              (14,075)
   Treasury stock, at cost
      Common                                   (83)                            (83)                                    (83)
                                          ---------        --------        --------       --------                 --------
   Total Stockholders Equity              $  3,653             (17)         $3,636         $5,019                  $ 8,655
                                          ---------        --------        --------       --------                 --------
        Total liabilities &
           stockholders' equity           $  9,953         $   576         $10,529         $5,019                  $15,548
                                          ---------        --------        --------       --------                 --------
                                          ---------        --------        --------       --------                 --------

              Pro Forma Condensed Combined Statement of Operations
                  For the Nine Months Ended September 30, 1998

                                                 Historical                                      Pro Forma
--------------------------------------------------------------------------------------------------------------------
                                           Rocky         DataXchange
                                          Mountain         Network,                   Pro Forma           Pro Forma
                                       Internet, Inc.        Inc.         Subtotal    Adjustments(B)       Combined
                              (Amount in Thousands, Except Per Share Data)
Revenue:
    Internet access and services           $  6,241        $  1,586       $  7,827     $     721 (4)     $  8,548
    Equipment Sales                             266              29            295                            295
                                           --------        --------       --------     ---------         --------
        Total sales                           6,507           1,615          8,122           721            8,843
Cost of sales                                 2,122           1,503          3,625                          3,625
                                           --------        --------       --------                       --------
    Gross Margin                              4,385             112          4,497           721            5,218
                                           --------        --------       --------                       --------
Operating Expenses:
    Selling general and                       5,950             635          6,585           641 (4)        7,226
    administrative
    Other operating expense                   4,549                          4,549           715            4,549
    Depreciation and                          1,032              81          1,113           333 (4)        2,161
    amortization                           --------        --------       --------     ---------         --------
        Total operating expenses             11,531             716         12,247         1,689           13,936
                                           --------        --------       --------     ---------         --------
Other income (expense):
    Interest expense, net                      (232)                          (232)           (8)(4)         (240)
    Other income (expense), net                  50               2             52           (11)(4)           41
                                           --------        --------       --------     ---------         --------
                                               (182)              2       $    180           (19)        ($   199)
                                           --------                                    ---------         --------
Net loss                                   $ (7,328)       ( $  602)      $ (7,930)    $    (987)        $ (8,917)
                                                           --------       --------     ---------         --------
                                                           --------       --------     ---------
Basic and Diluted loss per share           $  (0.99)                                                     $  (1.10)
                                           --------                                                      --------
                                                                                                         --------
Average number of common shares               7,402                                                        8,128
Outstanding                                --------                                                      --------
                                           --------                                                      --------

                   Pro Forma Condensed Combined Statement of Operations
                        For the Year Ended December 31, 1997
                                     (Unaudited)

                                                         Historical                                Pro Forma
                                       ----------------------------------------------      --------------------------------
                                            Rocky          DataXchange
                                          Mountain           Network,                      Pro Forma          Pro Forma
                                       Internet, Inc.          Inc.          Subtotal      Adjustments(B)      Combined
                                       --------------     --------------     --------      --------------     ----------
                                       (Amount in Thousands, Except Per Share Data)
Revenue:
  Internet access and services           $ 5,740             $ 1,941         $ 7,681          $   984 (5)       $ 8,665
  Equipment Sales                            387                                 387                                387
                                         -------             -------         -------          -------           -------
    Total sales                          $ 6,127             $ 1,941         $ 8,068          $   984           $ 9,052

Cost of sales                              2,060               1,960           4,020                              4,020
                                         -------             -------         -------          -------           -------
    Gross Margin                         $ 4,067             $   (19)        $ 4,048          $   984           $ 5,032
                                         -------             -------         -------          -------           -------

Operating expenses:
  Selling, general and administrative    $ 6,981             $   722         $ 7,703          $ 1,084 (5)       $ 8,787
  Depreciation and amortization              887                  54             941              953 (3)         2,560
                                                                                                  666 (5)
                                         -------             -------         -------          -------           -------
    Total operating expenses             $ 7,868             $   776         $ 8,644          $ 2,703           $11,347
                                         -------             -------         -------          -------           -------

Other income (expenses):
  Interest expense, net                  $  (347)            $    10         $  (337)         $   (12)(5)       $  (349)
  Other income (expense), net                 (5)                                 (5)              15 (5)            10
                                         -------             -------         -------          -------           -------
                                         $  (352)            $    10         $  (342)         $     3           $  (339)
                                         -------             -------         -------          -------           -------
Income (loss) from operations            $(4,153)            $  (785)        $(4,938)         $(1,716)          $(6,654)
                                         -------             -------         -------          -------           -------
                                         -------             -------         -------          -------           -------
Basic and Diluted loss per share from     $(0.79)                                                                $(1.09)
  Operations                             -------                                                                -------
                                         -------                                                                -------
Average number of common shares            5,268                                                                  6,089
  Outstanding                            -------                                                                -------
                                         -------                                                                -------


                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                 (UNAUDITED)

(A)  BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 1998. The accompanying unaudited pro forma condensed combined statements of operations are presented for the nine month period ended September 30, 1998, and the year ended December 31, 1997, except for DataXchange Network, Inc. for which the nine month period ended October 31, 1998 and the year ended January 31, 1998, are presented.

(B)  PRO FORMA ADJUSTMENTS

    The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of September 30, 1998 and the unaudited condensed combined statements of operations for the nine months and year ended September 30, 1998 and December 31, 1997:

(1) To reflect the 535,000 shares of RMI stock valued at $5,002,000 which is the number of shares anticipated to be issued in connection with the acquisition of DataXchange. The excess purchase price over the fair value of the net assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $4,766,000. Shares of Common Stock anticipated to be issued for acquisitions were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While the goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

(2) To eliminate the equity accounts of the acquisition.

(3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of January 1, 1997.

(4) To adjust for revenues and expenses for the acquisition of Application Methods, Inc. as if such acquisition had been completed as of January 1, 1998.

(5) To adjust for revenues and expenses for the acquisition of Application Methods, Inc. as if such acquisition had been completed as of January 1, 1997.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by its behalf by the undersigned hereunto duly authorized.


                                        Rocky Mountain Internet, Inc.
                                        ---------------------------------------
                                        (Registrant)

Date:    January 7, 1999                By:   /s/ Peter J. Kushar
         ---------------                      ---------------------------------
                                              Peter J. Kushar, Secretary,
                                              Treasurer, and Chief
                                              Financial Officer